PROMISSORY NOTE

 $2,500,000.00                   Dallas, Texas                     July 10, 1998

      FOR VALUE RECEIVED, the undersigned, International Isotopes Inc., a Texas corporation ("Maker"), promises to pay to the order of First Southwest Company, a Texas corporation ("Payee"), the sum of Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000.00) (the "Committed Sum"), or so much thereof as shall be disbursed and remain outstanding, together with interest on the unpaid Principal Debt from time to time remaining at a rate per annum which shall from day to day be equal to the lesser of (a) the Highest Lawful Rate, or (b) a rate per annum (calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days) equal to the sum of 1.75% plus the Prime Rate in effect from day to day. Each change in the rate to be charged hereunder shall become effective without notice to Maker on the effective date of each change in the Prime Rate or the Highest Lawful Rate, as the case may be. As used herein, the term "Prime Rate" means a per annum interest rate equal to the highest "prime rate" as published by The Wall Street Journal, Southwest Edition, in its "Money Rates" section. On any day when The Wall Street Journal is not published or a "prime rate" is not published under the Money Rates section thereof, then the "prime rate" published for the preceding publication date of The Wall Street Journal shall continue to be applicable until the next publication of the "prime rate" in such Money Rates section of The Wall Street Journal; the term "Highest Lawful Rate" means, at any given time during which indebtedness shall be outstanding hereunder, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged, or received on the indebtedness evidenced by this note under the laws of the United States and the State of Texas applicable thereto which are presently in effect or, to the extent allowed by law, under such applicable laws of the United States and the State of Texas which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow, in any case after taking into account, to the extent required by applicable law, any and all relevant payments or charges under this note and any documents executed in connection herewith; the term "Principal Debt" means the unpaid principal balance of all Advances; and the term "Advance" means the disbursement to Maker of amounts loaned hereunder and evidenced hereby.

     The Principal Debt shall be due and payable in full on or before October 30, 1998, unless extended by a written agreement executed by Maker and Payee. Accrued interest on this note shall be due and payable monthly in arrears, the first such payment to be due and payable on August 10, 1998, and with subsequent monthly payments of interest to be due and payable on the 10th day of September, 1998, and at maturity. All past due principal of and accrued interest on this note shall bear interest from maturity (stated, by acceleration, or otherwise) until paid at the lesser of (i) the Highest Lawful Rate or (ii) a rate equal to the sum of the Prime Rate plus 3%.

     1. Advances. Prior to maturity, Maker shall be entitled to borrow amounts under this note from time to time in one or more Advances, in an aggregate amount not to exceed the Committed Sum, by providing to Payee a written application for an Advance at least three (3) Business Days (hereinafter defined) prior to the date of the requested Advance. Each Advance shall be in an amount not less than $100,000 and, if more, in even multiples of $100,000.

     2. Prepayments. The Principal Debt may be prepaid in whole or in part at any time without premium or penalty, but only if all accrued interest on this note is paid to the date of such prepayment. No prepayments of Principal Debt may be reborrowed hereunder, and the amount of such prepayment shall reduce the Committed Sum hereunder by the amount of such prepayment. The Principal Debt may never exceed the amount of the Committed Sum, as same may be reduced from time to time pursuant to the further provisions of this paragraph 2.

     3. Events of Default and Remedies. Without notice or demand (which are hereby waived), the entire unpaid principal balance of and all accrued interest on this note shall immediately become due and payable at the option of the holder hereof upon the occurrence of any one or more of the following events of default (individually or collectively, herein called a "Default"):

         (a) The failure or refusal of Maker to pay all or any part of the principal of or accrued interest on this note as and when same becomes due and payable in accordance with the terms hereof;

         (b) Maker or any guarantor shall (i) become insolvent within the meaning of the Bankruptcy Code of the United States, as amended, (ii) admit in writing its inability to pay or otherwise fail to pay its debts generally as they become due, (iii) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, or (iv) be made the subject of any proceeding provided for by any Debtor Relief Law that could suspend or otherwise affect any of the rights of the holder hereof. As used herein, "Debtor Relief Laws" means the Bankruptcy Code of the United States, as amended, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally; or

         (c) The occurrence of a "Default" under the terms of, and as defined in, that certain "Pledge Agreement" (herein so called) of even date herewith executed and delivered by Ira Lon Morgan as security for the indebtedness evidenced by this note.

     Upon the occurrence of a Default, the holder of this note may (a) terminate its commitment to lend hereunder, (b) offset against this note any sum or sums owed by the holder hereof to Maker or any guarantor, (c) foreclose any or all liens or security interests given to secure the repayment of the indebtedness evidenced by this note, including, but not limited to, the Pledge Agreement, and
(d) proceed to protect and enforce its rights either by suit in equity and/or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this note or any document or instrument executed and delivered by Maker or any guarantor in connection with this note or in aid of the exercise of any power or right granted by this note or any document or instrument executed and delivered by Maker or any guarantor in connection with this note or to enforce any other legal or equitable right of the holder of this note.

     4. Cumulative Rights. No delay on the part of the holder of this note in the exercise of any power or right under this note, or under any document or instrument executed in connection herewith, shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right constitute a waiver of any subsequent, additional or remaining power or right. Enforcement by the holder of this note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

     5. Waiver. Maker, and each surety, endorser, guarantor, pledgor, and other party ever liable for the payment of any sum of money payable on this note, jointly and severally waive demand, presentment, protest, notice of nonpayment, notice of intention to accelerate, notice of acceleration, notice of protest, and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur, and agree that their liability on this note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

      6. Attorneys' Fees and Costs. In the event a Default shall occur, and in the event that thereafter this note is placed in the hands of an attorney for collection, or in the event this note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys' fees incurred by the holder hereof on account of such collection.

     7. Payments. The principal of and accrued interest on this note shall be due and payable in lawful money of the United States of America, in Dallas, Texas, at the office of Payee, 1700 Pacific Avenue, Suite 500, in funds which are or will be available for immediate use by Payee on the day such payment is due. In any case where a payment of principal or interest hereon is due on a non-Business Day, Maker shall be entitled to delay such payment until the next succeeding Business Day, but interest shall continue to accrue until the payment is, in fact, made. As used herein, the term "Business Day" means each day which is not a Saturday, Sunday or a legal holiday in the State of Texas.

     IN WITNESS WHEREOF, the undersigned has executed this note as of the day and year first above written.

                           INTERNATIONAL ISOTOPES INC.

                           By:    /s/ T.L. Thompson
                                 -------------------------
                           Title: Executive Vice President
                                 -------------------------
                                  T.L. Thompson

                                  Ira Lon Morgan
                                  Chairman & Treas.
                                  Ira Lon Morgan


                                       3